Exhibit 99.1

FOR IMMEDIATE RELEASE

February 27, 2019

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2018 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS AND

2019 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended December 31, 2018 and 2017:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $158.1 million, or $1.70 per diluted share, during the fourth quarter of 2018 as compared to $219.6 million, or $2.31 per diluted share, during the comparable quarter of 2017.  Net revenues increased 4.2% to $2.754 billion during the fourth quarter of 2018 as compared to $2.643 billion during the fourth quarter of 2017.

For the three-month period ended December 31, 2018, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $220.1 million, or $2.37 per diluted share, as compared to $189.6 million, or $2.00 per diluted share, during the fourth quarter of 2017.

Included in our reported and our adjusted net income attributable to UHS during the fourth quarter of 2018, is a pre-tax unrealized loss of $12.5 million, or $.10 per diluted share (included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2018, is a net aggregate unfavorable after-tax impact of $62.0 million, or $.67 per diluted share, consisting primarily of the following: (i) an unfavorable after-tax impact of $24.5 million, or $.26 per diluted share, resulting from a $31.9 million pre-tax increase in the reserve established in connection with the discussions with the Department of Justice (“DOJ Reserve”), as discussed below, and; (ii) an unfavorable after-tax impact of $37.7 million, or $.41 per diluted share, resulting from a $49.3 million provision for intangible asset impairment, as discussed below.

As reflected on the Supplemental Schedule, included in our reported results during the fourth quarter of 2017, is a net aggregate favorable after-tax impact of $30.0 million, or $.31 per diluted share, consisting of: (i) a favorable after-tax impact of $30.0 million, or $.32 per diluted share, resulting from a reduction in our net deferred income tax liability recorded in connection with the Tax Cuts and Jobs Act of 2017 (the “TCJA-17”) which reduced the U.S. federal corporate tax rate to 21% from 35%, effective January 1, 2018; (ii) a favorable after-tax impact of $13.5 million, or $.14 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), as discussed below; (iii) an unfavorable after-tax impact of $11.3 million, or $.12 per diluted share, due to the one-

time repatriation tax incurred pursuant to the TCJA-17 (incurred in connection with our behavioral health care facilities located in the U.K. and Puerto Rico), and; (iv) an unfavorable after-tax impact of $2.3 million, or $.03 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $359.9 million during the fourth quarter of 2018 as compared to $447.0 million during the fourth quarter of 2017.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the above-mentioned $31.9 million pre-tax increase in the DOJ Reserve, the $49.3 million provision for intangible asset impairment and $12.5 million of other expense, net, was $453.6 million during the fourth quarter of 2018 as compared to $447.0 million during the fourth quarter of 2017.

Consolidated Results of Operations, As Reported and As Adjusted  – Twelve-month periods ended December 31, 2018 and 2017:

Reported net income attributable to UHS was $779.7 million, or $8.31 per diluted share, during the twelve-month period ended December 31, 2018 as compared to $752.3 million, or $7.81 per diluted share, during the full year of 2017.  Net revenues increased 3.5% to $10.772 billion during 2018 as compared to $10.410 billion during 2017.

For the twelve-month period ended December 31, 2018, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $894.4 million, or $9.53 per diluted share, as compared to $725.5 million, or $7.53 per diluted share, during the full year of 2017.

Included in our reported and our adjusted net income attributable to UHS during the full year of 2018, is a pre-tax unrealized gain of $6.0 million, or $.05 per diluted share (included in “Other (income) expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2018, is a net aggregate unfavorable after-tax impact of $114.6 million, or $1.22 per diluted share, consisting of: (i) an unfavorable after-tax impact of $78.2 million, or $.83 per diluted share, resulting from a $102.3 million pre-tax increase in the DOJ Reserve, as discussed below; (ii) an unfavorable after-tax impact of $37.7 million, or $.40 per diluted share, resulting from a $49.3 million provision for intangible asset impairment, as discussed below, partially offset by; (iii) a favorable after-tax impact of $1.2 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the full year of 2017, is a net aggregate favorable after-tax impact of $26.8 million, or $.28 per diluted share, consisting of: (i) a favorable after-tax impact of $30.0 million, or $.32 per diluted share, resulting from a reduction in our net deferred income tax liability resulting from lower federal income tax rates beginning January 1, 2018 pursuant to the TCJA-17; (ii) a favorable after-tax impact of $22.1 million, or $.23 per diluted share, resulting from our January 1, 2017 adoption of ASU 2016-09, as discussed below; (iii) an unfavorable after-tax impact of $11.3 million, or $.12 per diluted share, due to the one-time repatriation tax incurred pursuant to the TCJA of 2017, and; (iv) an unfavorable after-tax impact of

$14.0 million, or $.15 per diluted share, related to the depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), was $1.624 billion during the full year of 2018 as compared to $1.709 billion during the 2017 full year. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of the $102.3 million pre-tax increase in the DOJ Reserve, the $49.3 million provision for intangible asset impairment and $14.2 million of other income, net, was $1.762 billion during the twelve-month period ended December 31, 2018 as compared to $1.709 billion during the twelve-month period of 2017.

Acute Care Services – Three and twelve-month periods ended December 31, 2018 and 2017:

During the fourth quarter of 2018, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 2.2% and adjusted patient days increased 4.8%, as compared to the fourth quarter of 2017. At these facilities, net revenue per adjusted admission increased 4.2% while net revenue per adjusted patient day increased 1.6% during the fourth quarter of 2018 as compared to the comparable quarter of 2017. Net revenues from our acute care services on a same facility basis increased 4.7% during the fourth quarter of 2018 as compared to the comparable quarter of the prior year.

During the twelve-month period ended December 31, 2018, at our acute care hospitals on a same facility basis, adjusted admissions increased 2.1% and adjusted patient days increased 4.8%, as compared to the full year of 2017. At these facilities, net revenue per adjusted admission increased 4.1% while net revenue per adjusted patient day increased 1.4% during the full year of 2018 as compared to the 2017 full year. Net revenues from our acute care services on a same facility basis increased 4.6% during 2018 as compared to the prior year.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2018 and 2017:

During the fourth quarter of 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 4.5% while adjusted patient days increased 1.2% as compared to the fourth quarter of 2017. At these facilities, net revenue per adjusted admission decreased 2.1% while net revenue per adjusted patient day increased 1.1% during the fourth quarter of 2018 as compared to the comparable quarter in 2017. On a same facility basis, our behavioral health care services’ net revenues increased 2.0% during the fourth quarter of 2018 as compared to the fourth quarter of 2017.

During the twelve-month period ended December 31, 2018, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 3.0% while adjusted patient days increased 0.5% as compared to the full year of 2017. At these facilities, net revenue per adjusted admission was unchanged while net revenue per adjusted patient day increased 2.5% during the full year of 2018 as compared to 2017. On a same facility basis, our behavioral health care services’ net revenues increased 2.6% during the twelve-month period of 2018 as compared to the 2017 full year.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the twelve months ended December 31, 2018, our net cash provided by operating activities was $1.341 billion as compared to $1.183 billion generated during the full year of 2017. The net increase of $158 million was due to: (i) a $130 million favorable change in cash flows from foreign currency forward exchange contracts related to our investments in the U.K; (ii) a favorable change of

$91 million due to an increase in net income plus/minus depreciation and amortization expense, stock-based compensation, a net gain on sales of assets and businesses, costs related to extinguishment of debt and provision for intangible asset impairment; (iii) an unfavorable change of $48 million in accrued and deferred income taxes; (iv) a favorable change of $40 million in other working capital accounts resulting primarily from changes in accrued expenses due to timing of disbursements; (v) an unfavorable change of $18 million in accounts receivable, and; (vi) $37 million of other combined net unfavorable changes.

In December of 2018, our Board of Directors authorized a $500 million increase to our stock repurchase program, which increased the aggregate authorization to $1.7 billion from the previous $1.2 billion authorization approved during 2017, 2016 and 2014. Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions. There is no expiration date for our stock repurchase programs.

In conjunction with our stock repurchase program, during the fourth quarter of 2018, we have repurchased approximately 1.22 million shares at an aggregate cost of $149.3 million (approximately $122 per share), $16.6 million of which was paid in early January, 2019. During the twelve-month period of 2018, we have repurchased approximately 3.32 million shares at an aggregate cost of $401.3 million (approximately $121 per share), $16.6 million of which was paid in early January, 2019. Since inception of the program in 2014 through December 31, 2018, we have repurchased approximately 10.67 million shares at an aggregate cost of $1.24 billion (approximately $116 per share).

2019 Operating Results Forecast:

Reflected below is our 2019 guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”), adjusted earnings per diluted share (“Adjusted EPS-diluted”) and capital expenditures.  Adjusted EPS-diluted and EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2018. Please see the Supplemental Non-GAAP Disclosures - 2019 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

                     For the Year Ended

                                             December 31, 2019

	Low	High
Net revenues	$11.213 billion	$11.361 billion
EBITDA net of NCI	$1.826 billion	$1.909 billion
Adjusted EPS-diluted	$9.70 per share	$10.40 per share
Capital expenditures	$675 million	$725 million

Our 2019 guidance contains a number of assumptions including, but not limited to, the following:

•

The 2019 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the reserve (including the income tax deductibility assumptions) established in connection with the discussions with the Department of Justice, pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, and other amounts that may be reflected in the current financial statements that related to prior periods and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

•

Our net revenues are estimated to be approximately $11.213 billion to $11.361 billion representing an increase of approximately 4.1% to 5.5% over our 2018 net revenues of approximately $10.772 billion.

•

The Adjusted EPS-diluted guidance range represents an increase of approximately 2% to 9% over the adjusted net income attributable to UHS of $9.53 per diluted share for the year ended December 31, 2018, as calculated on the attached Supplemental Schedule.

•

The guidance range, like our adjusted earnings for 2018, as discussed above, excludes changes in the reserve established in connection with the Department of Justice, pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, and the impact on our provision for income taxes and net income attributable to UHS resulting from of our adoption of ASU 2016-09, as discussed below.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 28, 2019. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

DOJ Reserve:

During the three and twelve-month periods ended December 31, 2018, we recorded pre-tax increases of approximately $31.9 million and $102.3 million, respectively, to the reserve established in connection with the civil aspects of the government’s investigation of certain of our behavioral health care facilities, increasing the aggregate pre-tax reserve to approximately $123 million as of December 31, 2018.  Changes in the reserve may be required in future periods as discussions with the Department of Justice continue and additional information becomes available.  We cannot predict the ultimate resolution of this matter and therefore can provide no assurance that final amounts paid in settlement or otherwise, if any, or associated costs, as well as the income tax deductibility of payments, will not differ materially from our established reserve and assumptions related to income tax deductibility. Please see Item 3-Legal Proceedings in our Form 10-K for the year ended December 31, 2018 for additional disclosure in connection with this matter.

Provision for Intangible Assets Impairment

During 2018, we recorded a pre-tax $49.3 million provision for asset impairment to reduce the carrying value of a tradename intangible asset to approximately $75 million from approximately $124 million as previously recorded in connection with our 2015 acquisition of Foundations Recovery Network, L.L.C. (“Foundations”). The intangible asset impairment charge, which is included in other operating expenses in our 2018 consolidated statements of income, was recorded after evaluation of the estimated fair value of the Foundations’ tradename for its existing facilities, consisting of 4 inpatient and 12 outpatient facilities as of December 31, 2018, as well as estimated planned de novos. This asset impairment charge was impacted by the following: (i) the lost future revenue and cash flows resulting from the permanent closure of a Foundations’ inpatient facility located in Malibu, California that was severely damaged in the California wildfires during the fourth quarter of 2018; (ii) reduction in growth rates of projected future patient volumes, revenues and operating cash flows based upon pressures on reimbursement rates experienced from certain payers and competitive pressures experienced in certain markets, and; (iii) revisions made to the number and timing of planned de novo facilities.

Adoption of New Revenue Recognition Standard:

On January 1, 2018, we adopted, using the modified retrospective approach, ASU 2014-09 and ASU 2016-08, “Revenue from Contracts with Customers (Topic 606)” and “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, respectively, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The most significant change from the adoption of the new standard relates to our estimation for the allowance for doubtful accounts. Under the previous standards, our estimate for amounts not expected to be collected based upon our historical experience, were reflected as provision for doubtful accounts, included within net revenue. Under the new standard, our estimate for amounts not expected to be collected based on historical experience will continue to be recognized as a reduction to net revenue, however, not reflected separately as provision for doubtful accounts. Under the new standard, subsequent changes in estimate of collectability due to a change in the financial status of a payer, for example a bankruptcy, will be recognized as bad debt expense in operating charges. The adoption of this ASU in 2018, and amounts recognized as bad debt expense and included in other operating expenses, did not have a material impact on our consolidated financial statements.

Tax Cuts and Jobs Act of 2017:

Effective January 1, 2018, our provision for income taxes, net income attributable to UHS, and net income attributable to UHS per diluted share, were favorably impacted by the Tax Cuts and Jobs Act of 2017 which made broad and complex changes to the U.S. tax code including, among other things, reducing the U.S. federal corporate tax rate from 35% to 21%.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since its inception into an esteemed Fortune 500 corporation, UHS today has annual revenue exceeding $10.7 billion. In 2019, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2018, ranked #268 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones: Build or acquire high quality hospitals in rapidly growing markets, invest in the people and equipment needed to allow each facility to thrive, and become the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 87,000 employees and through its subsidiaries operates 350 inpatient acute care hospitals and behavioral health facilities and 37 outpatient and other facilities located in 37 states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2018), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the Department of Justice, our adoption of ASU 2016-09, impairments of long-lived and intangible assets, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2018. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2018	2017	2018	2017
Net revenues before provision for doubtful accounts		$2,849,971		$11,278,942
Less: Provision for doubtful accounts		207,184		869,077
Net revenues	$2,754,496	2,642,787	$10,772,278	10,409,865

Operating charges:
Salaries, wages and benefits	1,331,704	1,254,851	5,254,536	4,980,637
Other operating expenses	717,942	624,986	2,614,687	2,493,062
Supplies expense	300,791	284,854	1,168,654	1,105,096
Depreciation and amortization	118,075	113,638	453,045	447,765
Lease and rental expense	26,162	25,714	106,094	103,127
	2,494,674	2,304,043	9,597,016	9,129,687

Income from operations	259,822	338,744	1,175,262	1,280,178
Interest expense, net	39,874	36,786	154,956	145,169
Other (income) expense, net	12,498	-	(14,219)	-
Income before income taxes	207,450	301,958	1,034,525	1,135,009
Provision for income taxes	43,828	76,923	236,642	363,697
Net income	163,622	225,035	797,883	771,312
Less: Net income attributable to noncontrolling interests ("NCI")	5,547	5,426	18,178	19,009
Net income attributable to UHS	$158,075	$219,609	$779,705	$752,303

Basic earnings per share attributable to UHS (a)	$1.71	$2.32	$8.35	$7.86

Diluted earnings per share attributable to UHS (a)	$1.70	$2.31	$8.31	$7.81

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2018	2017	2018	2017
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$158,075	$219,609	$779,705	$752,303
Less: Net income attributable to unvested restricted share grants	(278)	(105)	(1,091)	(362)
Net income attributable to UHS - basic and diluted	$157,797	$219,504	$778,614	$751,941

Weighted average number of common shares - basic	92,187	94,530	93,276	95,652

Basic earnings per share attributable to UHS:	$1.71	$2.32	$8.35	$7.86

Weighted average number of common shares	92,187	94,530	93,276	95,652
Add: Other share equivalents	519	379	474	673
Weighted average number of common shares and equiv. - diluted	92,706	94,909	93,750	96,325

Diluted earnings per share attributable to UHS:	$1.70	$2.31	$8.31	$7.81

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2018	revenues	December 31, 2017	revenues
Net income attributable to UHS	$158,075		$219,609
Depreciation and amortization	118,075		113,638
Interest expense, net	39,874		36,786
Provision for income taxes	43,828		76,923
EBITDA net of NCI	$359,852	13.1%	$446,956	16.9%

Other (income) expense, net	12,498		-
Increase in DOJ Reserve	31,895		-
Provision for intangible asset impairment	49,310		-
Adjusted EBITDA net of NCI	$453,555	16.5%	$446,956	16.9%

Net revenues	$2,754,496		$2,642,787

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2018		December 31, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$158,075	$1.70	$219,609	$2.31
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	24,477	0.26	-	-
Impact of ASU 2016-09	(139)	-	(13,477)	(0.14)
Provision for intangible asset impairment, after-tax	37,669	0.41
EHR depreciation & amortization, after-tax	-	-	2,255	0.03
Impact of TCJA-17-Deferred tax	-	-	(30,000)	(0.32)
Impact of TCJA-17-Repatriation tax	-	-	11,250	0.12
Subtotal adjustments	$62,007	$0.67	$(29,972)	$(0.31)
Adjusted net income attributable to UHS	$220,082	$2.37	$189,637	$2.00

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2018 and 2017
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2018	revenues	December 31, 2017	revenues
Net income attributable to UHS	$779,705		$752,303
Depreciation and amortization	453,045		447,765
Interest expense, net	154,956		145,169
Provision for income taxes	236,642		363,697
EBITDA net of NCI	$1,624,348	15.1%	$1,708,934	16.4%

Other (income) expense, net	(14,219)		-
Increase in DOJ Reserve	102,327		-
Provision for intangible asset impairment	49,310		-
Adjusted EBITDA net of NCI	$1,761,766	16.4%	$1,708,934	16.4%

Net revenues	$10,772,278		$10,409,865

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2018		December 31, 2017
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$779,705	$8.31	$752,303	$7.81
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	78,171	0.83	-	-
Impact of ASU 2016-09	(1,195)	(0.01)	(22,096)	(0.23)
Provision for intangible asset impairment, after-tax	37,669	0.40	-	-
EHR depreciation & amortization, after-tax	-	-	14,002	0.15
Impact of TCJA-17-Deferred tax	-	-	(30,000)	(0.32)
Impact of TCJA-17-Repatriation tax	-	-	11,250	0.12
Subtotal adjustments	114,645	$1.22	$(26,844)	$(0.28)
Adjusted net income attributable to UHS	$894,350	$9.53	$725,459	$7.53

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2018	2017	2018	2017
Net income	$163,622	$225,035	$797,883	$771,312
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	(2,460)	3,132	(2,805)	6,679
Minimum pension liability	(6,892)	4,070	(6,892)	4,070
Foreign currency translation adjustment	25,198	16,746	9,718	26,678
Other	4,398	(3,814)	4,398	(2,169)
Other comprehensive income (loss) before tax	20,244	20,134	4,419	35,258
Income tax expense (benefit) related to items of other comprehensive income (loss)	8,987	729	8,905	2,664
Total other comprehensive income (loss), net of tax	11,257	19,405	(4,486)	32,594

Comprehensive income	174,879	244,440	793,397	803,906
Less: Comprehensive income attributable to noncontrolling interests	5,547	5,426	18,178	19,009
Comprehensive income attributable to UHS	$169,332	$239,014	$775,219	$784,897

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$105,220	$74,423
Accounts receivable, net	1,509,909	1,500,898
Supplies	148,206	136,177
Other current assets	174,467	86,504
Total current assets	1,937,802	1,798,002

Property and equipment	8,563,455	7,921,126
Less: accumulated depreciation	(3,715,515)	(3,349,289)
	4,847,940	4,571,837
Other assets:
Goodwill	3,844,628	3,825,157
Deferred income taxes	5,280	3,007
Deferred charges	8,772	9,787
Other	621,058	554,038
Total Assets	$11,265,480	$10,761,828

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$63,446	$545,619
Accounts payable and accrued liabilities	1,382,864	1,284,081
Federal and state taxes	2,428	18,334
Total current liabilities	1,448,738	1,848,034

Other noncurrent liabilities	361,809	306,304
Long-term debt	3,935,187	3,494,390
Deferred income taxes	49,661	54,962

Redeemable noncontrolling interest	4,292	6,702

UHS common stockholders' equity	5,389,262	4,989,514
Noncontrolling interest	76,531	61,922
Total equity	5,465,793	5,051,436

Total Liabilities and Stockholders' Equity	$11,265,480	$10,761,828

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$797,883	$771,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	453,076	447,883
Gain on sale of assets and businesses	(2,513)	0
Stock-based compensation expense	66,581	56,738
Costs related to extinguishment of debt	2,727	0
Provision for intangible asset impairment	49,310	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(42,239)	(24,719)
Accrued interest	(4,478)	705
Accrued and deferred income taxes	(54,052)	(6,405)
Other working capital accounts	24,696	(15,165)
Other assets and deferred charges	(31,429)	(27,936)
Other	64,615	(42,564)
Accrued insurance expense, net of commercial premiums paid	92,863	102,595
Payments made in settlement of self-insurance claims	(76,147)	(79,192)
Net cash provided by operating activities	1,340,893	1,183,252
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(664,962)	(557,506)
Acquisition of property and businesses	(110,464)	(22,878)
Proceeds received from sales of assets and businesses	13,502	108
Costs incurred for purchase and implementation of information technology applications	(36,243)	(29,047)
Decrease (increase) in capital reserves of commercial insurance subsidiary	100	(3,100)
Investment in, and advances to, joint venture	(15,331)	(7,976)
Net cash used in investing activities	(813,398)	(620,399)
Cash Flows from Financing Activities:
Reduction of long-term debt	(830,496)	(143,106)
Additional borrowings	791,247	41,100
Financing costs	(13,787)	(76)
Repurchase of common shares	(397,425)	(364,401)
Dividends paid	(37,342)	(38,211)
Issuance of common stock	10,196	10,254
Profit distributions to noncontrolling interests	(14,595)	(24,713)
Net cash used in financing activities	(492,202)	(519,153)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,905)	1,647
Increase in cash, cash equivalents and restricted cash	32,388	45,347
Cash, cash equivalents and restricted cash, beginning of period	167,297	121,950
Cash, cash equivalents and restricted cash, end of period	$199,685	$167,297
Supplemental Disclosures of Cash Flow Information:
Interest paid	$150,290	$135,533
Income taxes paid, net of refunds	$293,837	$370,855
Noncash purchases of property and equipment	$77,674	$82,496

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	Quarter ended	Twelve months ended
	12/31/2018	12/31/2018
Acute Care Services
Revenues	4.7%	4.6%
Adjusted Admissions	2.2%	2.1%
Adjusted Patient Days	4.8%	4.8%
Revenue Per Adjusted Admission	4.2%	4.1%
Revenue Per Adjusted Patient Day	1.6%	1.4%

Behavioral Health Care Services
Revenues	2.0%	2.6%
Adjusted Admissions	4.5%	3.0%
Adjusted Patient Days	1.2%	0.5%
Revenue Per Adjusted Admission	-2.1%	0.0%
Revenue Per Adjusted Patient Day	1.1%	2.5%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Revenues	$2,754,496	$2,642,787	$10,772,278	$10,409,865
EBITDA net of NCI	$359,852	$446,956	$1,624,348	$1,708,934
EBITDA Margin net of NCI	13.1%	16.9%	15.1%	16.4%
Adjusted EBITDA net of NCI	$453,555	$446,956	$1,761,766	$1,708,934
Adjusted EBITDA Margin net of NCI	16.5%	16.9%	16.4%	16.4%

Cash Flow From Operations	$365,405	$304,535	$1,340,893	$1,183,252
Days Sales Outstanding	50	52	51	53
Capital Expenditures	$143,613	$138,813	$664,962	$557,506

Debt			$3,998,633	$4,040,009
UHS' Shareholders Equity			$5,389,262	$4,989,514
Debt / Total Capitalization			42.6%	44.7%
Debt / EBITDA net of NCI (1)			2.46	2.36
Debt / Adjusted EBITDA net of NCI (1)			2.27	2.36
Debt / Cash From Operations (1)			2.98	3.41

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and nine months ended

September 30, 2018 and 2017

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,564,541				$6,128,103
Less: Provision for doubtful accounts			182,284				755,615
Net revenues	$1,446,693	100.0%	1,382,257	100.0%	$5,618,428	100.0%	5,372,488	100.0%
Operating charges:
Salaries, wages and benefits	603,805	41.7%	568,455	41.1%	2,366,078	42.1%	2,241,127	41.7%
Other operating expenses	312,128	21.6%	302,071	21.9%	1,238,787	22.0%	1,244,186	23.2%
Supplies expense	249,290	17.2%	234,721	17.0%	967,833	17.2%	905,164	16.8%
Depreciation and amortization	70,596	4.9%	68,460	5.0%	278,558	5.0%	262,950	4.9%
Lease and rental expense	14,186	1.0%	14,142	1.0%	57,229	1.0%	57,208	1.1%
Subtotal-operating expenses	1,250,005	86.4%	1,187,849	85.9%	4,908,485	87.4%	4,710,635	87.7%
Income from operations	196,688	13.6%	194,408	14.1%	709,943	12.6%	661,853	12.3%
Interest expense, net	314	0.0%	610	0.0%	1,658	0.0%	2,684	0.0%
Other (income) expense, net	-	-	-	-	(2,498)	(0.0)%	-	-
Income before income taxes	$196,374	13.6%	$193,798	14.0%	$710,783	12.7%	$659,169	12.3%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,594,219				$6,240,302
Less: Provision for doubtful accounts			182,288				755,619
Net revenues	$1,487,232	100.0%	1,411,931	100.0%	$5,719,905	100.0%	5,484,683	100.0%
Operating charges:
Salaries, wages and benefits	604,188	40.6%	568,618	40.3%	2,367,014	41.4%	2,241,527	40.9%
Other operating expenses	352,809	23.7%	332,287	23.5%	1,341,088	23.4%	1,350,741	24.6%
Supplies expense	249,523	16.8%	234,721	16.6%	968,067	16.9%	905,165	16.5%
Depreciation and amortization	70,699	4.8%	72,084	5.1%	278,661	4.9%	285,501	5.2%
Lease and rental expense	14,192	1.0%	14,142	1.0%	57,235	1.0%	57,208	1.0%
Subtotal-operating expenses	1,291,411	86.8%	1,221,852	86.5%	5,012,065	87.6%	4,840,142	88.2%
Income from operations	195,821	13.2%	190,079	13.5%	707,840	12.4%	644,541	11.8%
Interest expense, net	314	0.0%	610	0.0%	1,658	0.0%	2,684	0.0%
Other (income) expense, net	-	-	-	-	(2,498)	(0.0)%	-	-
Income before income taxes	$195,507	13.1%	$189,469	13.4%	$708,680	12.4%	$641,857	11.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets, the impact of the EHR applications (in 2017) and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of the implementation of EHR applications at our acute care hospitals (in 2017); (iii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Behavioral Health Care Services
For the Three and Twelve months ended
December 31, 2018 and 2017
(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,220,181				$4,878,039
Less: Provision for doubtful accounts			26,869				110,030
Net revenues	$1,217,419	100.0%	1,193,312	100.0%	$4,891,178	100.0%	4,768,009	100.0%
Operating charges:
Salaries, wages and benefits	641,488	52.7%	615,534	51.6%	2,558,296	52.3%	2,437,495	51.1%
Other operating expenses	234,868	19.3%	233,701	19.6%	935,562	19.1%	935,750	19.6%
Supplies expense	50,345	4.1%	49,204	4.1%	197,305	4.0%	195,813	4.1%
Depreciation and amortization	41,042	3.4%	37,540	3.1%	153,924	3.1%	145,707	3.1%
Lease and rental expense	11,394	0.9%	11,065	0.9%	46,942	1.0%	43,825	0.9%
Subtotal-operating expenses	979,137	80.4%	947,044	79.4%	3,892,029	79.6%	3,758,590	78.8%
Income from operations	238,282	19.6%	246,268	20.6%	999,149	20.4%	1,009,419	21.2%
Interest expense, net	362	0.0%	415	0.0%	1,597	0.0%	2,005	0.0%
Other (income) expense, net	-	-	-	-	-	-	-	-
Income before income taxes	$237,920	19.5%	$245,853	20.6%	$997,552	20.4%	$1,007,414	21.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues before provision for doubtful accounts			$1,250,298				$5,020,177
Less: Provision for doubtful accounts			28,809				113,458
Net revenues	$1,264,323	100.0%	1,221,489	100.0%	$5,038,874	100.0%	4,906,719	100.0%
Operating charges:
Salaries, wages and benefits	662,117	52.4%	627,066	51.3%	2,617,337	51.9%	2,496,236	50.9%
Other operating expenses	312,404	24.7%	257,378	21.1%	1,091,102	21.7%	1,042,056	21.2%
Supplies expense	51,043	4.0%	49,969	4.1%	200,008	4.0%	199,936	4.1%
Depreciation and amortization	44,207	3.5%	38,984	3.2%	163,155	3.2%	152,067	3.1%
Lease and rental expense	11,827	0.9%	11,452	0.9%	48,316	1.0%	45,445	0.9%
Subtotal-operating expenses	1,081,598	85.5%	984,849	80.6%	4,119,918	81.8%	3,935,740	80.2%
Income from operations	182,725	14.5%	236,640	19.4%	918,956	18.2%	970,979	19.8%
Interest expense, net	363	0.0%	415	0.0%	1,597	0.0%	2,005	0.0%
Other (income) expense, net	1,206	0.1%	-	-	1,842	0.0%	-	-
Income before income taxes	$181,156	14.3%	$236,225	19.3%	$915,517	18.2%	$968,974	19.7%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes; (iii) an intangible asset impairment charge recorded during 2018 in connection with Foundations Recovery Network, L.L.C., and; (iv) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
December 31, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/18	12/31/17	% change	12/31/18	12/31/17	% change

Hospitals owned and leased	26	26	0.0%	324	300	8.0%
Average licensed beds	6,340	6,132	3.4%	23,907	23,225	2.9%
Average available beds	6,164	5,960	3.4%	23,823	23,140	3.0%
Patient days	348,399	330,319	5.5%	1,612,081	1,569,123	2.7%
Average daily census	3,786.8	3,590.4	5.5%	17,522.6	17,055.7	2.7%
Occupancy-licensed beds	59.7%	58.6%	2.0%	73.3%	73.4%	-0.1%
Occupancy-available beds	61.4%	60.2%	2.0%	73.6%	73.7%	-0.2%
Admissions	77,988	75,795	2.9%	119,997	114,049	5.2%
Length of stay	4.5	4.4	2.5%	13.4	13.8	-2.4%

Inpatient revenue	$6,279,880	$5,514,735	13.9%	$2,425,291	$2,260,616	7.3%
Outpatient revenue	3,797,937	3,335,708	13.9%	260,836	253,078	3.1%
Total patient revenue	10,077,817	8,850,443	13.9%	2,686,127	2,513,694	6.9%
Other revenue	100,480	115,512	-13.0%	50,072	50,711	-1.3%
Gross hospital revenue	10,178,297	8,965,955	13.5%	2,736,199	2,564,405	6.7%
Total deductions	8,691,065	7,371,736	17.9%	1,471,876	1,314,107	12.0%
Net hospital revenue before provision for doubtful accounts	1,487,232	1,594,219	-6.7%	1,264,323	1,250,298	1.1%
Provision for doubtful accounts	0	182,288	-100.0%	0	28,809	-100.0%
Net hospital revenue	$1,487,232	$1,411,931	5.3%	$1,264,323	$1,221,489	3.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/18	12/31/17	% change	12/31/18	12/31/17	% change

Hospitals owned and leased	26	26	0.0%	291	291	0.0%
Average licensed beds	6,340	6,132	3.4%	22,842	22,502	1.5%
Average available beds	6,164	5,960	3.4%	22,758	22,417	1.5%
Patient days	348,399	330,319	5.5%	1,566,806	1,546,557	1.3%
Average daily census	3,786.8	3,590.4	5.5%	17,030.5	16,810.4	1.3%
Occupancy-licensed beds	59.7%	58.6%	2.0%	74.6%	74.7%	-0.2%
Occupancy-available beds	61.4%	60.2%	2.0%	74.8%	75.0%	-0.2%
Admissions	77,988	75,795	2.9%	118,557	113,280	4.7%
Length of stay	4.5	4.4	2.5%	13.2	13.7	-3.2%

Universal Health Services, Inc.
Selected Hospital Statistics
For the twelve months ended
December 31, 2018 and 2017

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/18	12/31/17	% change	12/31/18	12/31/17	% change

Hospitals owned and leased	26	26	0.0%	324	300	8.0%
Average licensed beds	6,232	6,127	1.7%	23,509	23,151	1.5%
Average available beds	6,056	5,954	1.7%	23,425	23,068	1.5%
Patient days	1,376,988	1,312,265	4.9%	6,418,334	6,381,756	0.6%
Average daily census	3,772.6	3,595.2	4.9%	17,584.5	17,484.3	0.6%
Occupancy-licensed beds	60.5%	58.7%	3.2%	74.8%	75.5%	-1.0%
Occupancy-available beds	62.3%	60.4%	3.2%	75.1%	75.8%	-1.0%
Admissions	303,985	297,390	2.2%	482,658	467,822	3.2%
Length of stay	4.5	4.4	2.7%	13.3	13.6	-2.5%

Inpatient revenue	$24,814,959	$21,888,207	13.4%	$9,735,521	$8,949,984	8.8%
Outpatient revenue	14,967,313	13,115,881	14.1%	1,025,721	993,409	3.3%
Total patient revenue	39,782,272	35,004,088	13.7%	10,761,242	9,943,393	8.2%
Other revenue	397,932	468,300	-15.0%	202,346	205,212	-1.4%
Gross hospital revenue	40,180,204	35,472,388	13.3%	10,963,588	10,148,605	8.0%
Total deductions	34,460,299	29,232,086	17.9%	5,924,714	5,128,428	15.5%
Net hospital revenue before provision for doubtful accounts	5,719,905	6,240,302	-8.3%	5,038,874	5,020,177	0.4%
Provision for doubtful accounts	0	755,619	-100.0%	0	113,458	-100.0%
Net hospital revenue	$5,719,905	$5,484,683	4.3%	$5,038,874	$4,906,719	2.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/18	12/31/17	% change	12/31/18	12/31/17	% change

Hospitals owned and leased	26	26	0.0%	291	291	0.0%
Average licensed beds	6,232	6,127	1.7%	22,722	22,374	1.6%
Average available beds	6,056	5,954	1.7%	22,639	22,291	1.6%
Patient days	1,376,988	1,312,265	4.9%	6,293,768	6,244,201	0.8%
Average daily census	3,772.4	3,595.2	4.9%	17,243.2	17,107.4	0.8%
Occupancy-licensed beds	60.5%	58.7%	3.2%	75.9%	76.5%	-0.7%
Occupancy-available beds	62.3%	60.4%	3.2%	76.2%	76.7%	-0.8%
Admissions	303,985	297,390	2.2%	477,254	461,901	3.3%
Length of stay	4.5	4.4	2.7%	13.2	13.5	-2.4%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2019 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2019
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$11,213,000		$11,361,000

Adjusted net income attributable to UHS (a)	882,453		945,658
Depreciation and amortization	491,517		491,517
Interest expense	177,524		177,524
Provision for income taxes	274,711		294,386
EBITDA net of NCI (b)	1,826,205	16.3%	1,909,085	16.8%

Adjusted net income attributable to UHS, per diluted share (a)	$9.70		$10.40

Shares used in computing diluted earnings per share	90,755		90,755

(a) The 2019 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the reserve established in connection with our discussions with the Department of Justice, pre-tax unrealized gains/losses resulting from increases/decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, and other amounts that may be reflected in the current financial statements that related to prior periods and the impact of share repurchases that differ from included assumptions.  It is also subject to certain conditions including those set forth in the accompanying report in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) EBITDA is a non-GAAP financial measure.  To obtain a complete understanding of our financial performance, EBITDA should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2018.